Exhibit 4.1

THE OFFER AND SALE OF THIS SECURITY AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY AND THE SECURITIES ISSUABLE HEREUNDER MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE HEREUNDER MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS DEBENTURE OR OTHERWISE IN THE SECURITIES PURCHASE AGREEMENT, THE OBLIGATION REPRESENTED BY THIS DEBENTURE IS INTENDED TO BE REGISTERED AS TO BOTH PRINCIPAL AND STATED INTEREST IN ACCORDANCE WITH THE RULES CONCERNING OBLIGATIONS IN REGISTERED FORM SET FORTH UNDER SECTIONS 1.871-14(C) AND 5F.103-1(C) OF THE US INCOME TAX REGULATIONS. THIS DEBENTURE IS ISSUED IN REGISTERED FORM AS TO BOTH PRINCIPAL AND THE INTEREST RATE THEREON. THE COMPANY OR ITS AUTHORIZED AGENT, IN EACH CASE, AS A NON-FIDUCIARY AGENT OF THE COMPANY, WILL MAINTAIN IN AN OFFICE WITHIN THE UNITED STATES A REGISTER (THE “REGISTER”) FOR THE RECORDATION OF THE NAME AND ADDRESS OF ANY HOLDER OF THE DEBENTURES (THE “REGISTERED HOLDER”). THE HOLDER WILL BE THE INITIAL REGISTERED HOLDER. ALL RATE OF RETURN AND PRINCIPAL PAID HEREUNDER WILL BE PAID ONLY TO THE REGISTERED HOLDER. TRANSFERS OF THE DEBENTURE IN WHOLE OR IN PART MAY BE EFFECTED ONLY UPON SURRENDER OF THE DEBENTURE TO THE COMPANY AND THE REISSUANCE BY THE COMPANY OF THE DEBENTURE TO A NEW REGISTERED HOLDER. ANY TRANSFER, PLEDGE OR OTHER USE OF THIS DEBENTURE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL AND VOID AB INITIO. THE ENTRIES REGISTER WILL BE CONCLUSIVE AND BINDING ON THE HOLDER AND COMPANY ABSENT MANIFEST ERROR, AND THE COMPANY AND HOLDER WILL TREAT THE REGISTERED HOLDER RECORDED IN THE REGISTER AS THE HOLDER FOR ALL PURPOSES OF THIS DEBENTURE.

Original Issue Date: May 19, 2025

$[____]

11.75% ORIGINAL ISSUE DISCOUNT

SENIOR SECURED CONVERTIBLE DEBENTURE

DUE May 19, 2028

THIS 11.75% ORIGINAL ISSUE DISCOUNT SENIOR SECURED CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 11.75% Original Issue Discount Senior Secured Convertible Debentures of LiveOne, Inc. a Delaware corporation, (the “Company”), having a principal place of business at 269 South Beverly Drive, Suite #1450, Beverly Hills, California 90212 (this debenture, as amended, restated, supplemented or otherwise modified from time to time, the “Debenture” and collectively with the other debentures of such series, the “Debentures”) and is issued pursuant to the Purchase Agreement (as defined below).

FOR VALUE RECEIVED, the Company promises to pay in cash to [JGB Capital, LP]1, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[____] on May 19, 2028 (the “Maturity Date”) or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Company or any Subsidiary and a third party bank or other institution (including a securities intermediary) in which Company or any Subsidiary maintains a deposit account or an account holding investment property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“Agent” means JGB Collateral LLC, a Delaware limited liability company.

“Applicable Interest Rate” means an annual rate equal to 11.75%; provided, however, following the occurrence and during the continuance of an Event of Default, the “Applicable Interest Rate” shall automatically, without notice or any other action required by Holder, mean an annual rate equal to 15.75%.

“Bad Boy Conduct” shall have the meaning set forth in Section 8(k).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing, or (h) the Company or any Significant Subsidiary admits in writing its inability, or is otherwise unable, to pay its debts generally as they become due.

[1]	NTD: To be updated for each JGB entity.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(i).

“Bloomberg” means Bloomberg, L.P.

“Buy-In” shall have the meaning set forth in Section 4(f).

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Minimum” shall have the meaning set forth in Section 6(b).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) (other than a Permitted Holder) of effective control (whether through legal or beneficial ownership of Capital Stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction and Permitted Holders own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company Disposes of all or substantially all of its assets to another Person other than a direct or indirect wholly-owned Domestic Subsidiary that is Guarantor and has executed a joinder to the Security Agreement at the time of such Disposition or that becomes a Guarantor and executes a joinder to the Security Agreement concurrently with such disposition and, in any case, the Agent has been given 10 Business Days prior written notice of such Disposition.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” shall have the meaning given such term in the Security Agreement.

“Commission” means the U.S. Securities Exchange Commission.

“Common Stock Change Event” shall have the meaning set forth in Section 5(g).

“Common Stock” means the Common Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Foley Shechter Ablovatskiy LLP.

“Conversion Date” shall have the meaning set forth in Section 4(b)(i).

“Conversion Price” shall have the meaning set forth in Section 4(b)(ii).

“Conversion Share Delivery Date” shall have the meaning set forth in Section 4(b)(iii).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Debenture pursuant to Section 4(b).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Debenture Register” shall have the meaning set forth in Section 2(d).

“Debenture Shares” means all Conversion Shares.

“Delivery Date” means with respect to Conversion Shares, the applicable Conversion Share Delivery Date.

“Delivery Failure” has the meaning set forth Section 4(e).

“Dispose” and “Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or by way of a merger) of any assets or property by any Person, including, without limitation, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control Transaction so long as any rights of the holders thereof upon the occurrence of a Change of Control Transaction shall be subject to the prior repayment in full of the Debentures), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock.

“Domestic Acquisitions” means the collective reference to each acquisition by the Company (directly or indirectly by wholly-owned direct or indirect Domestic Subsidiaries), (a) of substantially all of the assets, or all of the Equity Interests, of a Person in one of the lines of business in which the Company is engaged on the Original Issuance Date or that is incidental or related thereto and (b) involving assets and operations domiciled inside of the United States.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia, other than any such Subsidiary owned directly or indirectly by a Foreign Subsidiary.

“DTC” means the Depository Trust Company.

“Equity Conditions” means, during the period in question, (a) the Company shall not have failed to duly honor any conversions and/or redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion or Holder Redemption Notices, as applicable, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c) all of the shares of Common Stock issued, issuable or required to be issued pursuant to the Transaction Documents are Freely Transferrable, (d) the Common Stock is trading on a Trading Market and all shares of Common Stock issued, issuable or required to be issued pursuant to the Transaction Documents are listed or quoted (or approved for such listing or quotation, subject to notice of issuance) for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future) and the issuance of such shares of Common Stock pursuant to the Transaction Documents would not violate the rules and regulations of any such Trading Market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the expiration of cure period or the giving of notice, would constitute an Event of Default, (g) the applicable Holder is not in possession of any information provided by or on behalf of the Company that constitutes, or may constitute, material non-public information, and (h) the Common Stock is DTC eligible (and not subject to “chill”) and the Company’s transfer agent is participating in DTC’s Fast Automated Securities Transfer Program.

“Equity Interests” means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all Common Stock Equivalents, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” has the meaning set forth in the Purchase Agreement.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Foreign Acquisitions” means the collective reference to each acquisition by the Company (directly or indirectly by wholly-owned direct or indirect Foreign Subsidiaries), (a) of substantially all of the assets, or all of the Equity Interests, of a Person in one of the lines of business in which the Company is engaged on the Original Issuance Date or that is incidental or related thereto and (b) involving assets and operations domiciled outside of the United States.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Free Cash” means unencumbered, unrestricted cash of the Company or any Guarantor (other than encumbrances or restrictions arising under the Transaction Documents) on deposit in one or more bank accounts subject to Account Control Agreements.

“Freely Transferrable” means, with respect to any Debenture Shares issued or issuable to the Holder, that either:

(a) such Debenture Shares may be resold by the Holder pursuant to Rule 144 without volume or manner-of-sale restrictions as reasonably determined by Company Counsel; provided, however, this clause (a) shall not be deemed satisfied during (1) any period that the Company is not in compliance with the current public information requirements under Rule 144(c) or any information requirements of paragraph (i) of Rule 144, in each case if applicable, or (2) any Rule 12b-25 extension period with respect to any quarterly or annual report of the Company that is not filed by the prescribed due date therefor (for the avoidance of doubt, without giving effect to such extension period); or

(b) a resale registration statement under the Securities Act, in customary form, is effective under the Securities Act, registering the resale of such Debenture Shares by Holder on a delayed or continuous basis under Rule 415 promulgated under the Securities Act and names Holder as a selling security holder thereunder, and such registration statement is reasonably acceptable to the Holder.

“Fundamental Transaction” means (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (b) the Company, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock (but, for the avoidance of doubt, excluding any transaction, event or occurrence covered by Section 5(a)) or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or Affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Authority), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantor” means any Subsidiary that has guaranteed the Company’s obligations hereunder and granted to the Holder or the Agent a first ranking security interest in substantially all of the assets of such Subsidiary.

“Holder Principal Redemption Amount” shall have the meaning set forth in Section 4(a)(i).

“Holder Redemption Amount” shall have the meaning set forth in Section 4(a)(i).

“Holder Redemption Notice” shall have the meaning set forth in Section 4(a)(i).

“Holder Redemption Payment Date” shall have the meaning set forth in Section 4(a)(i).

“Holder Redemption Right” shall have the meaning set forth in Section 4(a)(i).

“Indebtedness” of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services (excluding trade credit or accounts payable incurred in the ordinary course of business that are not more than 60 days past due), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations, (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person, (f) Disqualified Stock, (g) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (such as merchant cash advances) and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

“Intellectual Property” means, with respect to any Person, all of such Person’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; such Person’s applications therefor and reissues, extensions, or renewals thereof; and such Person’s goodwill associated with any of the foregoing, together with such Person’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the Principal Market. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by (and at the cost of) the Company; provided such firm shall be reasonably acceptable to the Holder.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Mandatory Prepayment” shall have the meaning set forth in Section 2(f)(ii).

“Mandatory Prepayment Amount” shall have the meaning set forth in Section 2(f)(iv).

“Mandatory Prepayment Date” shall have the meaning set forth in Section 2(f)(iv).

“Mandatory Prepayment Notice” shall have the meaning set forth in Section 2(f)(iv).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the Principal Market, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Material Adverse Effect” means a material adverse effect upon: (a) the business, operations, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole; or (b) the ability of the Company or any Subsidiary to perform or pay any of its respective obligations in accordance with the terms of the Transaction Documents, or the ability of Agent or Holder to enforce any of its rights or remedies with respect to such obligations; or (c) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Monthly Allowance” means, (a) with respect to the period of time beginning on August 19, 2025 and continuing through and including October 19, 2025, a portion of the principal amount of this Debenture equal to $[____]; (b) with respect to the period of time beginning on November 19, 2025 and continuing through and including April 19, 2026, a portion of the principal amount of this Debenture equal to $[____]; (c) with respect to the period of time beginning on May 19, 2026 and continuing through and including April 19, 2027, a portion of the principal amount of this Debenture equal to $[____]; and (d) with respect to the period of time beginning on May 19, 2027 and continuing through the Maturity Date, a portion of the principal amount of this Debenture equal to $[____].

“New York Courts” shall have the meaning set forth in Section 8(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(b)(i).

“Open of Business” means 9:00 a.m., New York City time.

“Original Issue Date” means May 19, 2025, regardless of any transfers of the Debenture or amendments to the Debenture and regardless of the number of instruments which may be issued to evidence the Debenture.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Acquisitions” means (a) acquisitions as the Agent and Company may mutually agree upon in writing from time to time, (b) Foreign Acquisitions and (c) Domestic Acquisitions; provided that, (i) in respect of the foregoing clauses (b) and (c), immediately prior to the consummation of such acquisition, (x) no uncured Event of Default exists on the date that the Company or the applicable Subsidiary enters into a binding agreement with respect to such Permitted Acquisition; (y) immediately after giving pro forma effect thereto, the Company shall be in compliance with the covenants set forth Section 6(c) immediately prior to the consummation of such Permitted Acquisition as demonstrated by a pro forma compliance certificate delivered to Agent on or before the making of such acquisition, and (z) the sum of all consideration paid or payable in connection with such acquisition shall not exceed $500,000 in the aggregate for all Permitted Acquisitions while the Note is outstanding (unless such consideration is payable solely in shares of Common Stock), and (aa) no Indebtedness is assumed in connection with such Permitted Acquisition except for Permitted Indebtedness and Indebtedness subject to a subordination agreement acceptable to the Agent in form and substance, (ii) in respect of the foregoing clause (c), the Company complies with Section 6(a)(xii), and (iii) in respect of the foregoing clause (b), the Company causes the Agent to have first priority security interest in all Equity Interests of any CFC and/or FSHCO (each as defined in the Security Agreement), provided that such security interest shall not include any voting stock of any CFC or FSHCO in excess of 65% of such voting stock.

“Permitted Dispositions” means (a) sales of inventory in the ordinary course of business, (b) exclusive and/or non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business that could not result in a legal transfer of title of the licensed Intellectual Property and, in the case of exclusive licenses, is not material to the business of the Company and its Subsidiaries taken as a whole, (c) Dispositions of worn-out, obsolete or surplus equipment at fair market value in the ordinary course of business, (d) discounts and forgiveness of receivables in the ordinary course of business consistent with past practice, (e) Dispositions of cash equivalent Permitted Investments, the proceeds of which are used for another Permitted Investment of equal to or greater value, (f) Dispositions by any Excluded Subsidiary, (g) a Disposition as set forth on Schedule 1(a) hereto and (h) other transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.

“Permitted Holder” means (a) Robert S. Ellin, (b) any Affiliate of Robert S. Ellin, provided, that such Robert S. Ellin is the record and beneficial owner of at least 67% of the voting securities of such Affiliate, (c) the parents, spouse or lineal descendants of Robert S. Ellin (it being understood that lineal descendants include children by adoption) and/or (d) any trust, the beneficiaries of which include only Robert S. Ellin or the persons identified in clause (c).

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Debentures, (b) lease obligations and purchase money indebtedness, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, provided that such lease obligations and purchase money indebtedness are only recourse to the assets being acquired or leased, (c) Subordinated Indebtedness, (d) endorsement of instruments or other payment items for deposit in the ordinary course of business, (e) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards, in each case, incurred in the ordinary course of business, (f) any other unsecured Indebtedness incurred by Company or its Subsidiaries in addition to those identified on Schedule 3.1(s) to the Securities Purchase Agreement, (g) vendor or label payment guarantees entered into in the ordinary course of business and consistent with past practice or as described on Schedule 3.1(s) to the Securities Purchase Agreement, and (h) other outstanding Indebtedness identified on Schedule 3.1(s) to the Securities Purchase Agreement, provided in no event shall any increase in the outstanding principal balance of such existing Indebtedness be permitted; provided, however, that the aggregate amount of all Indebtedness outstanding at any time pursuant to clauses (b), (e), (f) and (g) shall not exceed $250,000 in the aggregate.

“Permitted Investment” means: (a) Investments existing on the Original Issuance Date which are disclosed on Schedule 3.1(a) to the Securities Purchase Agreement; (b) (i) U.S. Treasury bills, notes, and bonds maturing within 1 year from the date of acquisition thereof, (ii) U.S. agency and government-sponsored entity debt obligations maturing within one 1 year from the date of acquisition thereof, and (iii) U.S. Securities and Exchange Commission-registered money market funds that have a minimum of $1,000,000,000 in assets; (c) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions and advances, to customers, suppliers, contract manufacturers, and/or licensors who are not Affiliates, in the ordinary course of business, provided that this subparagraph (c) shall not apply to Investments of the Company in any Subsidiary; (d) Investments consisting of travel advances in the ordinary course of business; (e) Investments in newly-formed or newly-acquired Domestic Subsidiaries, provided that each such Domestic Subsidiary promptly executes a joinder to the Subsidiary Guaranty and a joinder to the Security Agreement, in each case, in a form acceptable to the Holder; (f) Investments in Foreign Subsidiaries approved in advance by the Agent in writing; (g) additional Investments that do not exceed $250,000 in the aggregate, and (h) Permitted Acquisitions.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens in favor of the Agent, (d) Liens for reasonable and customary banking fees granted to banks or other financial institutions in the ordinary course of business in connection with, and which solely encumber, deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks or financial institutions that do not exceed $50,000 in the aggregate, (e) Liens in connection with Indebtedness incurred pursuant to subsection (b) of the definition of “Permitted Indebtedness”, (f) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment, social security and similar laws, (g) Liens existing on the Original Issuance Date which are disclosed on Schedule 3.1(s) to the Securities Purchase Agreement; provided, however, that aggregate amount of all Indebtedness and other obligations and liabilities secured by Permitted Liens pursuant to clauses (d) and (e) shall not at any time exceed $150,000 in the aggregate.

“PODC” means PodcastOne, Inc., a Delaware corporation.

“PODC Common Stock” means the Common Stock of PODC, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Prepayment Amount” means, with respect to any payment of this Debenture prior to the Maturity Date pursuant to Section 2(e), Section 2(f) or Section 7(b), all or the applicable portion of the outstanding principal balance (including, for the avoidance of doubt, any original issue discount) of this Debenture required to be repaid by the Company plus all accrued and unpaid interest thereon through the date of prepayment plus a prepayment premium equal to the following: (a) if this Debenture is prepaid prior to May 19, 2026, pursuant to Section 2(f) or Section 7(b), 10% of the then outstanding principal balance of this Debenture or the applicable portion thereof required to be prepaid by the Company, (b) if the Debenture is prepaid on or after May 19, 2026, but on or prior to May 19, 2027, 5% of the entire then outstanding principal balance of this Debenture or the applicable portion thereof required to be prepaid by the Company; and (c) if this Debenture is prepaid on or after May 19, 2027, but prior to the Maturity Date, 4% of the entire then outstanding principal balance of this Debenture or the applicable portion thereof required to be prepaid by the Company.

“Prepayment Date” shall have the meaning set forth in Section 2(e)(i).

“Prepayment Notice” shall have the meaning set forth in Section 2(e)(i).

“Prepayment Notice Date” shall have the meaning set forth in Section 2(e)(i).

“Prepayment Period” shall have the meaning set forth in Section 2(e)(i).

“Principal Market” means the Nasdaq Capital Market or such other Trading Market where the Common Stock is then listed or quoted.

“Pro Rata Share” means, with respect to the value or amount in question, the Holder’s pro rata share thereof based on the outstanding principal balance of this Debenture relative to the aggregate outstanding principal balance of all Debentures.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of May 19, 2025, among the Company and the purchasers signatory thereto (including the original Holder), as amended, modified or supplemented from time to time in accordance with its terms.

“Reference Property” shall have the meaning set forth in Section 5(g).

“Reference Property Unit” shall have the meaning set forth in Section 5(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Specified Carve Out” shall have the meaning given such term on Schedule 1(b) hereto.

“Spin-Off” shall have the meaning set forth in Section 5(c)(ii).

“Spin-Off Valuation Period” shall have the meaning set forth in Section 5(c)(ii).

“Subordinated Indebtedness” means Indebtedness that is expressly subordinated to the Indebtedness to the Holder pursuant to a written subordination agreement and/or inter-creditor agreement satisfactory to the Holder in its sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which the Company owns or controls 25% or more of the outstanding voting securities, including each entity listed on Schedule 3.1(a) to the Securities Purchase Agreement hereto. For all purposes, PODC is a Subsidiary of the Company.

“Successor Entity” shall have the meaning set forth in Section 5(g).

“Tender/Exchange Offer Expiration Date” shall have the meaning set forth in Section 5(e).

“Tender/Exchange Offer Expiration Time” shall have the meaning set forth in Section 5(e).

“Tender/Exchange Offer Valuation Period” shall have the meaning set forth in Section 5(e).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal Trading Market; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the Principal Market (or any successors to any of the foregoing).

“VWAP” means, for any VWAP Trading Day, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such VWAP Trading Day (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported under the heading “Bloomberg VWAP” on Bloomberg page “LVO <EQUITY> AQR” (or, if such page is not available, its equivalent successor page), in respect of the period from 9:30 a.m. (local time in New York City, New York) to 4:00 p.m. (local time in New York City, New York) or (b) if such volume-weighted average price is unavailable, the fair market value of a share of Common Stock as of such VWAP Trading Day as determined by a nationally recognized independent investment banking firm selected by (and at the cost of) the Company.

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by principal Trading Market to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal Trading Market.

Section 2. Interest; Prepayment.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Debenture at the Applicable Interest Rate, payable monthly in arrears as of the last Trading Day of each calendar month (beginning with the calendar month of May 2025) and on the Maturity Date (each such date, an “Interest Payment Date”), in cash.

b) [Reserved].

c) [Reserved].

d) Interest Calculations. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”) or such Person’s designee identified to the Company in writing

e) Prepayment at the Option of the Company.

i. Subject to the provisions of this Section 2(e), at any time after May 19, 2026, and provided that the Equity Conditions are satisfied during the Prepayment Period and on the Prepayment Date (unless waived by the Holder in writing), the Company may deliver a notice to the Holder and the holders of the other outstanding Debentures (a “Prepayment Notice” and the date such notice is deemed delivered hereunder, the “Prepayment Notice Date”) of its irrevocable election to redeem all, but not less than all, of the then outstanding principal amount of this Debenture and the other outstanding Debentures (including, for the avoidance of doubt, any original issue discount) for cash in an amount equal to the Prepayment Amount on the fortieth Trading Day following the Prepayment Notice Date (such date, the “Prepayment Date”, such 40 consecutive Trading Day period, the “Prepayment Period”).

ii. The Prepayment Amount shall be due and payable in full in cash on the Prepayment Date. The Company covenants and agrees that it will honor, in accordance with the terms of this Debenture, all Notices of Conversion and all Holder Redemption Notices, tendered from the time of delivery of the Prepayment Notice through the date all amounts owing thereon are due and paid in full. The Company will, concurrently with the delivery of the Prepayment Notice to the Holder, publicly announce its intention to prepay this Debenture by means of a Current Report on Form 8-K filed with the Commission. If any portion of Prepayment Amount shall not be paid by the Company by the Prepayment Date, interest shall accrue thereon at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if (A) any portion of the Prepayment Amount remains unpaid after the Prepayment Date, or (B) the Equity Conditions are not satisfied on any Trading Day during the Prepayment Period, then, in each case, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such prepayment, ab initio. For the avoidance of doubt, the Holder may elect, at any time and from time to time, to convert all or any portion of the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash of the Prepayment Amount under this Section 2(e) by the delivery of one or more Notices of Conversion to the Company..

f) Mandatory Prepayments.

i. In the event of a Permitted Disposition pursuant to clause (g) of the definition thereof, the Company shall be required to prepay this Debenture and the other Debentures (based on their Pro Rata Shares), in an aggregate amount equal to the lower of (x) the outstanding principal balance of the Debentures and (y) 50% of the first $1,000,000 of Net Proceeds therefrom up to $1,000,000 and 25% of such Net Proceeds in excess of $1,000,000, in each case, plus the applicable Prepayment Premium.

ii. In the event of a Change of Control Transaction, the Company shall be required to prepay the entire outstanding principal amount of all of the outstanding Debentures plus the applicable Prepayment Amount.

iii. In the event of a Specified Carve-Out Transaction (as defined in Schedule 1(b) hereto), the Company shall be required to prepay this Debenture and the other Debentures (based on their Pro Rata Shares), in an aggregate amount equal to the lower of (x) the outstanding principal balance of the Debentures and (y) $7,500,000, in each case, plus the applicable Prepayment Amount (each of the foregoing paragraphs (i), (ii) and (iii) of this Section 2(f), a “Mandatory Prepayment”).

iv. Any Mandatory Prepayment shall be on at least 40 Trading Days prior written notice to the Holder (such written notice, a “Mandatory Prepayment Notice” and the 40th Trading Day after the delivery of such Mandatory Prepayment Notice, the “Mandatory Prepayment Date”). The amount payable for such Mandatory Prepayment Amount set forth above (the “Mandatory Prepayment Amount”) shall be due and payable in full in cash on the date that is the later of (i) the Mandatory Prepayment Date and (ii) the date of the consummation of the relevant Change of Control Transaction requiring such Mandatory Prepayment. The Company covenants and agrees that it will honor, in accordance with the terms of this Debenture, all Notices of Conversion and all Holder Redemption Notices, tendered from the time of delivery of the Mandatory Prepayment Notice through the date all amounts owing thereon are due and paid in full. In addition, the Holder may specify in any such Notice of Conversion that such conversion shall be applied specifically to the Mandatory Prepayment Amount. The Company will concurrently with the delivery of any Mandatory Prepayment Notice to the Holder, publicly announce its intention to prepay this Debenture pursuant to such Mandatory Prepayment and disclose all of the material terms and conditions of the transaction requiring such Mandatory Prepayment by means of a Current Report on Form 8-K filed with the Commission. If any portion of the Mandatory Prepayment Amount shall not be paid by the Company by the Mandatory Prepayment Date (subject to the last sentence of this subsection), interest shall accrue thereon after the Mandatory Prepayment Date at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if (A) any portion of the Mandatory Prepayment Amount remains unpaid after the Mandatory Prepayment Date (subject to the last sentence of this subsection), then the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such prepayment, ab initio. For the avoidance of doubt, the Holder may elect, at any time and from time to time, to convert all or any portion of the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash of the Mandatory Prepayment Amount under this Section 2(e) by the delivery of one or more Notices of Conversion to the Company and any such Notice of Conversion may specify that the portion of this Debenture to be converted is the Mandatory Prepayment Amount. Notwithstanding anything to the contrary contained herein, in the event the Company delivers a Mandatory Prepayment Notice, the Notice of Conversion (and the related conversion of this Debenture into Common Stock) may be conditioned on the consummation of the relevant transaction requiring such Mandatory Prepayment, and in the event such transaction is not consummated, the Company may rescind the applicable Mandatory Prepayment Notice.

g) No Other Prepayments. Except as expressly set forth in this Debenture, the Company may not make any prepayments of this Debenture.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Monthly Redemption; Voluntary Conversion; Delivery of Debenture Shares.

a) Monthly Redemption.

i. Commencing with the calendar month of August, 2025 (it being understood that the for the month of August, 2025, the Holder may not submit a Holder Redemption Notice prior to August 19, 2025), the Holder shall have the right, at its option, to require the Company to redeem up to the Monthly Allowance per calendar month (the “Holder Redemption Right”) in accordance with this Section 4(a). The Holder may exercise its Holder Redemption Right for a calendar month, at any time and from time to time, during such calendar month, by sending one or more written notices, the form of which is attached hereto as Annex A (each a “Holder Redemption Notice”), to the Company by not later than the Close of Business on the last Trading Day of such calendar month, which Holder Redemption Notices shall specify the principal amount to be redeemed (such principal amount, the “Holder Principal Redemption Amount,” and such Holder Principal Redemption Amount, plus accrued and unpaid interest thereon to, but excluding, the Holder Redemption Payment Date, the “Holder Redemption Amount”); provided, however, that the Holder may not deliver more than 4 Holder Redemption Notices in any given calendar month. The Company shall in no event more than 2 Trading Days after the date that the Holder delivers a Holder Redemption Notice to the Company (the “Holder Redemption Payment Date”) pay to the Holder in cash by wire transfer of immediately available funds an amount equal to the Holder Redemption Amount specified in the Holder Redemption Notice. For the avoidance of doubt, the Holder and the Company agree that the Holder may deliver more than 1 Holder Redemption Notice during a calendar month provided that the sum of the Holder Redemption Amounts set forth in all of the Holder Redemption Notices delivered during such calendar month does not exceed the Monthly Allowance. For the further avoidance of doubt, no reduction in the outstanding principal amount of this Debenture (as a result of conversion, redemption or otherwise) shall reduce or otherwise have any effect on the amount of the Monthly Allowance, which shall remain unchanged regardless of any such reduction in the outstanding principal amount of this Debenture, except that the Monthly Allowance shall not exceed the outstanding principal amount of this Debenture plus accrued and unpaid interest thereon.

ii. [Reserved].

iii. [Reserved].

iv. [Reserved].

v. [Reserved].

vi. [Reserved].

b) Voluntary Conversion.

i. Voluntary Conversion. Commencing on the Original Issue Date, and thereafter from time to time until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part having a principal amount that is an integral multiple of $1,000 (or such lesser principal amount of this Debenture as may then be outstanding), into shares of Common Stock at the option of the Holder, subject to the conversion limitations set forth in Section 4(i). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex B (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted. The date such Notice of Conversion is deemed delivered hereunder will be deemed to be the “Conversion Date.” No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

ii. Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $2.10, subject to adjustment as provided herein (the “Conversion Price”).

iii. Conversion Shares Issuable Upon Conversion of Principal Amount; Delivery Date. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted (plus, to extent the Company so elects pursuant to the immediately following sentence, accrued and unpaid interest thereon to, but excluding, the applicable Conversion Date) by (y) the Conversion Price in effect on the applicable Conversion Date. Upon conversion of any portion of this Debenture, accrued and unpaid interest on such converted portion to, but excluding, the applicable Conversion Date will be paid, at the Company’s election, either (A) in cash to be delivered on or before the related Conversion Share Delivery Date or (B) by adding such accrued and unpaid interest to the amount referred to in clause (x) above; provided, however, that the Company will not have the right to, and will not, elect to pay such accrued and unpaid interest in the manner provided in clause (B) above if such election is not then permitted by the listing standards of the Principal Market. The Company shall deliver all Conversion Shares to the Holder within two Trading Days after the date of the applicable Notice of Conversion (the date by which such delivery must be made, subject to Sections 5(c)(ii), 5(e) and 5(f)(ii), the “Conversion Share Delivery Date”).

c) Intentionally Omitted.

d) Delivery of Certificate for Conversion Shares. The Company shall deliver to the Holder a certificate or certificates for the full number of Debenture Shares required to be delivered by the applicable Delivery Date; provided, however, that following the 6 month anniversary of the Original Issue Date (and provided, without limiting any rights of the Holder under this Debenture or the other Transaction Documents, that the Company is compliance with the public information requirements of Rule 144(c), if applicable, and all information requirements of Rule 144(i)), the Company shall deliver any Debenture Shares required to be issued by the Company electronically through DTC without restrictive legends or trading restrictions of any kind] not later than the applicable Delivery Date; provided that the Holder delivers a standard representation letter in support of such opinion in the form attached hereto as Schedule A. The Company shall, at its own expense, cause there to be issued one or more legal opinions, if any, required to issue Debenture Shares without any restrictive legends or trading restrictions of any kind. If Conversion Shares are not delivered to or as directed by the applicable Delivery Date, the Holder shall, in addition to, and not in limitation of, its other rights and remedies under this Debenture and the other Transaction Documents, be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind the applicable Notice of Conversion or Holder Redemption Notice, as the case may be.

e) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver Debenture Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Debenture Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. The Company may not refuse to issue any Debenture Shares required to be issued hereunder based on any claim that the Holder or anyone associated or Affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Debenture Shares required to be issued hereunder in accordance with the terms hereof. If the Company fails for any reason to deliver to the Holder Debenture Shares required to be issued pursuant to any provision of this Debenture by the second Trading Day following the applicable Delivery Date (a “Delivery Failure”), the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of principal amount being redeemed or converted, as applicable, $1.00 per Trading Day for each Trading Day after the second Trading Day following such Delivery Date until such Debenture Shares are delivered or the Holder rescinds such redemption or conversion, as applicable; provided, however, that (i) no liquidated damages shall accrue with respect to the first two Delivery Failures in any 12-month period and if a Delivery Failure occurs more than twice in any 12-month period, then such partial liquidated damages shall begin to accrue with respect to the third Delivery Failure in such 12-month period, (ii) if, at the time of a Delivery Failure, a Public Information Failure has occurred (and the Company is required to pay liquidated damages for such Public Information Failure under Section 4.1(b) of the Purchase Agreement), then no liquidated damages will be required to be paid under this Debenture as a result of such Delivery Failure until the date the Company is no longer required to pay liquidated damages for such Public Information Failure in accordance with the Securities Purchase Agreement and (iii) the Company shall, in no event, be required to pay an aggregate amount of liquidated damages under this Debenture and the Securities Purchase Agreement for each $1,000 of principal amount of Debentures (and any Debenture Shares issued in respect thereof) greater than $100.00. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver Debenture Shares within the applicable period specified in this Debenture and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Without limiting the foregoing, the Company acknowledges that to the extent that the Company does not honor, or indicates to the Holder that it will not honor, Conversion Notices (a “Repudiation”) the Holder’s damages, in addition to out-of-pocket expenses and other damages, shall include Holder’s entire lost profit resulting from its inability to receive Debenture Shares, which lost profit shall be calculated as the maximum number of Debenture Shares that the Holder would have been able to receive pursuant to any provision of this Debenture at or following the time of such Repudiation multiplied by any reported trading price of the Common Stock from and after the time of the Repudiation selected by the Holder (whether or not the Holder has actually tendered Conversion Notices for such maximum number of Debenture Shares).

f) Compensation for Buy-In on Failure to Timely Deliver Certificates. If the Company shall fail for any reason, or for no reason, on or prior to the applicable Delivery Date to deliver share certificates or credit the Holder’s or its broker’s DTC account (whichever is required pursuant to Section 4(d)), for such number of Debenture Shares to which the Holder is entitled under this Debenture (a “Delivery Failure”) and if on or after such Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable pursuant to this Debenture that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within 3 Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit such Holder’s or its broker’s DTC account for such Debenture Shares shall terminate, or (ii) promptly honor its obligation to deliver such share certificates or credit such Holder’s or its broker’s DTC account, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Debenture Shares, times (B) any trading price of the shares of Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the Monthly Redemption Advance Date, the date of the Holder Redemption Notice, Interest Shares Advance Date, Interest Payment Date or Conversion Share Delivery, as applicable, and ending on the applicable Delivery Date. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Debenture Shares pursuant to the terms hereof. Notwithstanding anything to the contrary herein, any cash payment paid pursuant to this Section 4(f) will reduce any amounts that may be due to the Holder on account of the Delivery Failure pursuant to Section 4(e).

g) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued under this Debenture. As to any fraction of a share which the Holder would otherwise be entitled, the Company shall pay a cash amount equal to the product of the VWAP on the applicable Conversion Date and such fraction.

h) Transfer Taxes and Expenses. The issuance of Debenture Shares shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Debenture Shares, other than any tax that may be payable as a result of any Holder requesting any Debenture Share to be issued to or registered in the name of a person other than such Holder. The Company shall pay all Transfer Agent fees required for processing of any issuance of Debenture Shares and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of Debenture Shares.

i) Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth in this Debenture, at no time may the Company issue to the Holder Debenture Shares to the extent that after giving effect to such issuance, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of this Section 4(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(i) applies, the determination of whether shares of Common Stock may be issued pursuant to this Debenture (in relation to other securities owned by the Holder together with any Affiliates) shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether shares of Common Stock may be issued pursuant to this Debenture (in relation to other securities owned by the Holder together with any Affiliates) subject to the Beneficial Ownership Limitation. In addition, the Holder may notify the Company that the issuance of any Debenture Shares would cause the Holder to exceed the Beneficial Ownership Limitation, in which case, the Company shall only issue to the Holder such number of shares of Common Stock that would not cause the Holder to exceed the Beneficial Ownership (as determined by the Holder in accordance with this Section 4(i)). To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within 2 Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then actually outstanding. For purposes of determining beneficial ownership pursuant to this Section 4(i), the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the applicable issuance of shares of Common Stock pursuant to this Debenture held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Borrowers, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(i), provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the terms of this Debenture and the Beneficial Ownership Limitation provisions of this Section 4(i) shall continue to apply. Any such increase or decrease will not be effective until the sixty first day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

Section 5. Certain Adjustments.

a) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5(g) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5(a) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Company determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

b) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 5(c)(i) and 5(f)(iii) will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 5(b), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith.

c) Spin-Offs and Other Distributed Property.

i. Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(1)	dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required (or would be required without regard to Section 5(f)(iv)) pursuant to Section 5(a) or 5(b);

(2)	dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Price is required (or would be required without regard to Section 5(f)(iv)) pursuant to Section 5(d);

(3)	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5(f)(iii); or

(4)	Spin-Offs for which an adjustment to the Conversion Price is required (or would be required without regard to Section 5(f)(iv)) pursuant to Section 5(c)(ii); and

(5)	a distribution solely pursuant to a Common Stock Change Event, as to which Section 5(g) will apply,

then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Company in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, the Holder will participate in such distribution, at the same time and on the same terms as holders of Common Stock and without converting any Debentures, as if the Holder held, on the record date for such distribution, a number of Conversion Shares that would have been issuable upon conversion of the total outstanding principal amount of Debentures held by such Holder as of such record date assuming such outstanding principal amount were converted with a Conversion Date occurring on such record date.

To the extent such distribution is not so paid or made, or such rights, options or warrants are not exercised before their expiration (including as a result of being redeemed or terminated), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid or on the basis of the distribution of only such rights, options or warrants, if any, that were actually exercised, if at all.

ii. Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5(g) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price and Trading Day were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Price pursuant to this Section 5(c)(ii) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If this Debenture is exercised and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Debenture, the Company will, if necessary, delay the settlement of such exercise until the third Trading Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 5(c)(ii) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

d) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CP1	=	the Conversion Price in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, the Holder will participate in such dividend or distribution, at the same time and on the same terms as holders of Common Stock and without converting any Debentures, as if the Holder held, on the record date for such dividend or distribution, a number of Conversion Shares that would have been issuable upon conversion of the total outstanding principal amount of Debentures held by such Holder as of such record date assuming such outstanding principal amount were converted with a Conversion Date occurring on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

e) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Tender/Exchange Offer Expiration Time by the Company in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Tender/Exchange Offer Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the time (the “Tender/Exchange Offer Expiration Time”) such tender or exchange offer expires;

CP1	=	the Conversion Price in effect immediately after the Tender/Exchange Offer Expiration Time;

AC	=	the aggregate value (determined as of the Tender/Exchange Offer Expiration Time by the Company in good faith) of all cash and other consideration paid for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Tender/Exchange Offer Expiration Time (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Tender/Exchange Offer Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Tender/Exchange Offer Expiration Date;

provided, however, that the Conversion Price will in no event be adjusted upwards pursuant to this Section 5(e), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 5(e) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Tender/Exchange Offer Expiration Time, with retroactive effect. If this Debenture is converted and the Conversion Date occurs during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Debenture, the Company will, if necessary, delay the settlement of such exercise until the third Trading Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

f) No Adjustment in Certain Cases.

i. Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5, the Company will not be obligated to adjust the Conversion Price on account of a transaction or other event otherwise requiring an adjustment pursuant to clauses (b) through (d) of this Section 5 if the Holder participates, at the same time and on the same terms as holders of Common Stock, in such transaction or event without having to convert such Holder’s Debentures, as if the Holder held, on the record date for such transaction or event, a number of Conversion Shares that would have been issuable upon conversion of the total outstanding principal amount of Debentures held by such Holder as of such record date assuming such outstanding principal amount were converted with a Conversion Date occurring on such record date.

ii. Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary, if (1) a Conversion Price adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to clauses (a) through (e) of this Section 5; (2) any portion of this Debenture is to be converted; (3) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date; (4) the Conversion Shares due upon such conversion are calculated based on a Conversion Price that is adjusted for such dividend or distribution; and (5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5(h)), then (x) such Conversion Price adjustment will not be given effect for such conversion; and (y) the Conversion Shares issuable upon such conversion based on such unadjusted Conversion Price will be entitled to participate in such dividend or distribution.

iii. Stockholder Rights Plans. If any Conversion Shares are to be issued upon conversion of this Debenture and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Shares otherwise payable hereunder upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 5(c)(i) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

iv. Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by clauses (b) through (d) of this Section 5 would result in a change of less than one percent (1%) to the Conversion Price, then, notwithstanding anything to the contrary, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; and (ii) the Conversion Date of any portion of this Debenture.

g) Fundamental Transaction. If, at any time while this Debenture is outstanding, the Company effects a Fundamental Transaction pursuant to which the Common Stock is exchanged for, converted into, or represents solely the right to receive any other securities, cash or other property (such transaction, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Fundamental Transaction (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything herein to the contrary, upon any conversion of this Debenture on or after the effective date of such Fundamental Transaction, each Debenture Share issuable hereunder will be payable hereunder in Reference Property determined in the same manner as if each reference to any number of shares of Common Stock herein (including in any definitions) were instead a reference to the same number of Reference Property Units. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the composition of the Reference Property Unit will be deemed to be the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company shall, if applicable, cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Debenture in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Debenture, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of Reference Property Units within five Business Days of such Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall, if applicable, succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, nothing in this Section 5(g) shall be deemed implied consent to any Fundamental Transaction otherwise prohibited by the Transaction Documents.

h) Holder of Record of Conversion Shares. The Person in whose name any Conversion Share is issuable upon conversion of this Debenture will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

i) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

j) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any Fundamental Transaction, Change of Control, Specified Carve-Out, consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K filed with the Commission. The Holder shall remain entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

k) No Implied Consent. The provisions of this Section 5 shall not be deemed to be implied consent to any transaction or other thing otherwise prohibited by the terms and conditions of this Debenture and the other Transaction Documents.

Section 6. Covenants.

a) As long as any portion of this Debenture remains outstanding, and unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

i. other than Permitted Indebtedness, enter into, issue, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind;

ii. other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii. make or hold any Investments other than Permitted Investments;

iv. other than Permitted Dispositions, Dispose of any its assets, including, without limitation, any Disposition to a Subsidiary that is not a Guarantor. In no event will the Company or any other Subsidiary Dispose of any of its assets to an Excluded Subsidiary or any other Subsidiary in which the Agent does not have a perfected, first lien security interest in substantially all of its assets. For the avoidance of doubt, a Permitted Disposition pursuant to clause (g) of the definition of Permitted Dispositions shall only be permissible if the Company makes the required Mandatory Prepayment;

v. issue Disqualified Stock;

vi. amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that adversely affects any rights of the Holder under the Transaction Documents in any material respect. For the avoidance of doubt, any amendment of the Company’s charter documents to affect a reverse stock split of its common stock to comply with the listing requirements of the Trading Market on which its common stock is then trading shall not apply to limitations of this subsection (vi);

vii. merge, dissolve, liquidate, consolidate with or into another Person, or otherwise suffer or permit a Change of Control Transaction, Specified Carve-Out or a Permitted Disposition pursuant to clause (g) of the definition of Permitted Dispositions (unless, in the case of a Change of Control Transaction, Specified Carve-Out or a Permitted Disposition pursuant to clause (g) of the definition of Permitted Dispositions, the Company makes the Mandatory Prepayment required by Section 2(f)); except that (1) Domestic Subsidiary may merge, dissolve, liquidate, consolidate with or into the Company or any Guarantor so long as in the case of a merger or consolidation the Company or a Guarantor is the continuing or surviving Person and in the case of a dissolution or liquidation the Company or a Guarantor is the recipient of the dissolving or liquidating Person’s assets, (2) any Guarantor may merge or consolidate with or into any other Guarantor or liquidate or dissolve if another Guarantor is the recipient of its assets upon such liquidation or dissolution and (3) this provision shall not apply to the dissolution, liquidation or other disposition of any Excluded Subsidiary (provided that if the proceeds from the dissolution, liquidation or other disposition (including a Permitted Disposition) of or by an Excluded Subsidiary exceeds $250,000 in the aggregate during the term of this Note, then the Holders may require the Company to use the proceeds in excess thereof to prepay the Debenture without premium or penalty);

viii. repay, repurchase or offer to repay, repurchase or otherwise acquire any of its Equity Interests; other than repurchases of Common Stock, PODC Common Stock or Common Stock Equivalents (i) of departing officers, directors and employees of the Company, provided that such repurchases shall not exceed an aggregate of $250,000 for all officers, directors and employees during the term of this Debenture; provided that “net cash” settlement of any employee, officer and/or director stock awards shall not be limited by this subsection, (ii) open market repurchases of Common Stock and/or PODC Common Stock in aggregate amount of up to $300,000; and (iii) as set forth on Schedule 6(a)(viii) hereto;

ix. repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness other than (i) this Debenture and (ii) regularly scheduled principal and interest payments under the terms of any Permitted Indebtedness, provided that any such payments of Permitted Indebtedness shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs and is continuing;

x. pay or make dividends or distributions on any of its Equity Securities, except that any Subsidiary may, directly or indirectly, pay or make any dividend or distribution to the Company;

xi. create any new Foreign Subsidiary other than in connection with a Permitted Acquisition;

xii. create any new Domestic Subsidiary unless such Subsidiary is promptly added as a Guarantor and promptly executes a joinder to the Subsidiary Guaranty and Security Agreement;

xiii. enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission (other than any transaction between or among any of the Company and one or more Guarantors), unless such transaction is made on an arm’s-length basis and/or expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

xiv. maintain deposit accounts, or accounts holding investment property, except (1) with respect to which the Agent has an Account Control Agreement and (2) which hold a balance of no more than $50,000, provided, however, that the aggregate amount of cash held in accounts that are not subject to Account Control Agreements shall not exceed $300,000 at any time (for the avoidance of doubt, this clause (xiv) being subject to Section 2.4(a) of the Purchase Agreement);

xv. enter into any unconditional binding agreement in violation of any of the foregoing covenants; or

xvi. permit any Excluded Subsidiary to become a Significant Subsidiary.

b) Cash Balance. The Company shall, at all times while this Debenture remains outstanding, maintain on deposit in one account of a US incorporated bank an amount of unencumbered cash equal to the lesser (x) $7,500,000 and (y) the aggregate outstanding principal amount of all Debentures multiplied by 1.5 (the “Cash Minimum”). On the Original Issuance Date (or such later date as may be agreed by Agent in its sole discretion) and at all times thereafter, the Company shall ensure that the Cash Minimum is held in one account that is subject to an Account Control Agreement.

c) Accounts Receivable. At all times while the Debenture remains outstanding, the amount of the Company’s account receivables (net of (x) doubtful accounts (as determined in accordance with GAAP) and (y) any accounts that have been outstanding for more than 90 days after the original invoice date) reported on the Company’s balance sheet as of the date of measurement (in accordance with GAAP) shall be at least $5,000,000 (the “AR Target Amount”). Notwithstanding the foregoing, with respect to any date of measurement, to the extent that the Company has Free Cash in excess of the Cash Minimum as of such date of measurement, then, solely for purposes of determining the Company’s compliance with this Section 6(c) at such date of measurement, the AR Target Amount for such date of measurement shall be deemed reduced (but not below zero) on a dollar-for-dollar basis by the excess of Free Cash over the Cash Minimum. Furthermore, to the extent that, with respect to such date of measurement, Free Cash exceeds $12,500,000 as of such date of measurement, then this Section 6(c) shall be deemed satisfied for such date of measurement regardless of the amount of the accounts receivables reflected on the Company’s balance sheet for such date of measurement.

d) Compliance Certificate. The Company shall, within one Trading Day of the Company’s filing of each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K with the Commission (but in any event not later than 1 Trading Day after the latest date such filing must be made under the applicable rules and requirements of the Commission), deliver to the Holder a compliance certificate executed by the Company’s chief executive officer or chief financial officer containing a calculation of each financial covenant set forth in this Section 6(d) (with reasonable supporting detail and calculations), stating that no Events of Default have occurred since the date of the last compliance certificate (or, in the case of the initial compliance certificate, the Original Issue Date) and certifying that no new Subsidiaries have been formed or acquired since the date of the prior compliance certificate other than in compliance with the Transaction Documents (or, in the case of the initial compliance certificate, the Original Issue Date); provided, that notwithstanding the foregoing, without the prior written consent of the Holder, such compliance certificate shall not contain any material, non-public information and shall be derived from the information publicly available in the Company’s reports filed with the Commission or otherwise publicly available.

e) [Reserved].

Section 7. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative body or Governmental Authority):

i. any default in the payment of the principal amount of any Debenture, whether on a Prepayment Date, Holder Redemption Payment Date or the Maturity Date or by acceleration or otherwise;

ii. any default in the payment of interest, liquidated damages and/or other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable, in each case, which such default continues for 3 Trading Days;

iii. the Company or any Significant Subsidiary shall fail to observe or perform any other covenant or agreement contained in this Debenture (other than a breach by the Company of its obligations to deliver Debenture Shares to the Holder pursuant to the terms of this Debenture which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder to the Company and (B) 5 Trading Days after the Company or any Significant Subsidiary has become aware or should have become aware of such failure; provided, that any failure to observe or perform any provision of Section 6 shall be an immediate Event of Default hereunder without any grace period;

iv. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) or any material breach or failure to perform any material covenant shall occur under any of the Transaction Documents, which default, breach or failure is not cured, if possible to cure, within 15 Trading Days following notice of failure sent by the Holder to the Company;

v. any representation or warranty made in this Debenture or any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder pursuant to the Transaction Documents shall be untrue or incorrect in any material respect as of the date when made or deemed made;

vi. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vii. the Company or any Significant Subsidiary shall default on any of its obligations under any Indebtedness, mortgage, credit agreement or other facility, indenture agreement, any of the judgments or settlement agreements identified on Schedule 3.1(s) to the Securities Purchase Agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing arrangement provided with respect thereto that (a) involves an obligation greater than $250,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

viii. (a) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 5 Trading Days, (b) the shares of Common Stock are suspended from trading or otherwise not listed or quoted for trading on a Trading Market for 15 Trading Days or more (which need not be consecutive) during any 12 month period, or (c) the shares of Common Stock are suspended from trading or otherwise not listed or quoted for trading on a Trading Market for 5 consecutive Trading Days or more; provided, however, that for purposes of this subparagraph (viii), any day on which there is a general suspension of trading on the Principal Market shall be disregarded;

ix. the Company shall fail for any reason to deliver any Debenture Shares to a Holder on the applicable Delivery Date therefor; provided, however, it shall not be an Event of Default if the Company fails on no more than 2 occasions during any 12-month period to deliver any Debentures Shares to the Holder on the applicable Delivery Date therefor as a result of technical, clerical or administrative errors made in good faith;

x. intentionally omitted;

xi. the electronic transfer by the Company of shares of Common Stock through DTC or another established clearing corporation is no longer available or is subject to a “chill” that lasts for more than 5 Trading Days;

xii. a judgment not covered by insurance in excess of $300,000 is entered against the Company or any Significant Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or satisfied or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged or satisfied, other than a judgement outstanding on the Original Issue Date or identified on Schedule 3.1(s) to the Securities Purchase Agreement;

xiii. intentionally omitted;

xiv. intentionally omitted;

xv. if any provision of the Security Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor (as defined in the Security Agreement), or a proceeding shall be commenced by any Debtor, or by any Governmental Authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under the Security Agreement; or

xvi. the Company, any Significant Subsidiary or any “named executive officer” (within the meaning of Item 402 of Regulation S-K promulgated by the Commission) (i) is indicted for, convicted of or pleads guilty or no contest to a felony, (ii) is found by a Governmental Authority to have engaged in, or becomes subject to an order of a Governmental Authority based on, any violation of law or regulation that prohibits fraudulent, manipulative or deceptive conduct, and/or (iii) becomes the subject of a Proceeding regarding the commission of a felony or any violation of law or regulation that prohibits fraudulent, manipulative or deceptive conduct.

b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the outstanding principal amount of this Debenture, the applicable Prepayment Premium, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the direction of the Holders of 50.1% of the outstanding principal amount of the Debentures, immediately due and payable in cash; provided, that such acceleration shall be automatic, without any notice or other action of the Holder required, in respect of an Event of Default occurring pursuant to clause (vi) of Section  7(a). In connection with such acceleration described herein, the Holder need not provide, and the Company and any Subsidiary hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment in full hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Holder Redemption Notice, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (local time in New York City, New York) (or such later time expressly specified elsewhere in this Debenture) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (local time in New York City, New York) (or such later time expressly specified elsewhere in this Debenture) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

e) Amendments; Waivers. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture on any other occasion. Any waiver by the Company or the Holder must be in writing. Any provision of this Debenture may be waived by the Holders of at least 50.1% of the outstanding principal amount of Debentures, which waiver shall be binding on all of the Holders of the Debentures and their successors and assigns. Any provision of this Debenture may be amended by a written instrument executed by the Company and the Holders of at least 50.1% of the outstanding principal amount of Debentures, which amendment shall be binding on all of the Holders of the Debentures and their successors and assigns.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Debenture.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment or obligation shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

j) Secured Obligation. The obligations of the Company under this Debenture are secured by the Collateral pledged by the Company pursuant to the Security Agreement, dated as of the date hereof, between the Debtors and the Agent. For the avoidance of doubt, and notwithstanding anything contained herein to the contrary, subject to Permitted Liens, the Holder shall have the first lien over all Collateral, which will rank higher than any other creditor of the Company or its Subsidiaries, to the extent permitted by law.

k) Limitation of Liability. Neither Holder, Agent nor any Affiliate, officer, director, employee, attorney, or agent of Holder or Agent shall have any liability with respect to, and the Company hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Company in connection with, arising out of, or in any way related to, this Debenture or any of the other Transaction Documents, or any of the transactions contemplated by this Debenture or any of the other Transaction Documents. The Company hereby waives, releases, and agrees not to sue Holder, Agent or any of Holder’s or Agent’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Debenture or any of the other Transaction Documents, or any of the transactions contemplated by this Debenture or any of the other Transaction Documents. Notwithstanding the foregoing, if Agent or Holder is found by a court of competent jurisdiction, pursuant to a final judgment not subject to further appeal, to have engaged in any material violation of the Transaction Documents, any material violation of state or federal securities laws or any other conduct which constitutes fraud, gross negligence, willful misconduct or malfeasance (“Bad Boy Conduct”), then nothing in this provision shall be interpreted as waiving any right of the Company to any action based upon any such Bad Boy Conduct.

l) Withholding Taxes. Any and all payments by or on account of any obligation of the Company under this Debenture and any other Transaction Documents shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Company) requires the deduction or withholding of any tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and the sum payable by the Company to the Holder shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8(l)) the Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made; provided, however, that no increased or additional payment shall be required or made under this section (i) with respect to U.S. federal withholding taxes imposed on amounts payable to or for the account of the Holder pursuant to a law in effect on the date that the Holder acquired an interest in this Debenture (withholding tax imposed as a result of future administrative or judicial interpretation of current law), or (ii) with respect to taxes imposed on or measured by net income (including branch profits taxes or franchise taxes) of the Holder. With respect to a Holder as of the date hereof, the Company does not intend to deduct U.S. federal withholding taxes from any payments under this Debenture and any other Transaction Document under current law. Prior to deducting any withholding tax, the Company shall deliver to the Holder a written notice of its intention to make deduction or withholding for any taxes. In the event that the Company provides such notice, the Holder may elect to receive interest in cash in order to avoid such withholding tax; provided, however, that such an election shall not be available to any transferee or assignee of a Holder (that was a Holder as of the date hereof) and no Holder may transfer or assign an interest in the Debenture to any other person if any payments made to the transferee or assignee by the Company with respect to the Debenture or any other Transaction Document would be subject to withholding taxes.

m) OID. THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER AT LIVEONE, INC., 269 SOUTH BEVERLY DRIVE, SUITE 1450, BEVERLY HILLS, CA 90212.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties below have caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

LIVEONE, INC.

By:
Name:
Title:
E-mail Address for delivery of Notices:

[JGB- LiveOne- Debenture Signature Page (JGB Capital LP)]

[JGB CAPITAL, LP]

By:
Name:	Brett Cohen
Title:	President
E-mail Address(es) for delivery of Notices:

JGB COLLATERAL LLC

By:
Name:	Brett Cohen
Title:	President
E-mail Address(es) for delivery of Notices:

[JGB- LiveOne- Debenture Signature Page (JGB Capital LP)]

ANNEX A

HOLDER REDEMPTION NOTICE

The undersigned hereby exercises its right to require the Company to redeem the 11.75% Original Issue Discount Senior Secured Debenture due May 19, 2028 (the “Debenture”) of LiveOne, Inc., a Delaware corporation (the “Company”), in accordance with Section 4(a) of the Debenture.

Holder Redemption Right calculations:

Holder Redemption Amount: $ _______ principal

Outstanding principal payment after giving effect to this Holder Redemption Notice: $________

Remaining Monthly Allowance after giving effect to this Holder Redemption Notice: $________

Signature: ____________________________

Name:

Wire Instructions:

ANNEX B

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and interest under the 11.75% Original Issue Discount Senior Secured Debenture due May 19, 2028 (the “Debenture”) of LiveOne, Inc., a Delaware corporation (the “Company”), in accordance with Section 4(b) of the Debenture.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the shares of Common Stock does not exceed the amounts specified under Section 4(i) of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

Conversion calculations:

Conversion Date:

Conversion Price:

Principal Amount of debenture to be converted:

Accrued and unpaid interest thereon:

Number of shares to be issued:

Signature:

Name:

Address for Delivery of Holding Statements:

Or

DWAC Instructions:

Broker No:_______________

Account No:____________